                           CINCINNATI MICROWAVE, INC.
                                 BALANCE SHEET
                        PERIOD ENDING DECEMBER 31, 1997


                                        CURRENT              PRIOR                                PRIOR
                                         MONTH               MONTH             VARIANCE          YEAR END            VARIANCE

CURRENT ASSETS
  Cash                                $    870,520       $  1,139,654       $   (269,134)      $  1,085,432       $   (214,912)
  Temporary Investments               $  2,500,000       $  1,200,000       $    700,000       $     25,736       $  2,474,264
  Accounts Receivable                 $  5,089,920       $  5,502,511       $   (412,590)      $  4,457,424       $    632,496
  Less Reserve-Doubtful Accounts      $   (540,324)      $   (749,743)      $    209,419       $   (887,111)      $    346,787
  Inventory                           $          0       $    954,057       $   (954,057)      $ 13,449,853       $(13,449,853)
  Less Reserve-Inventory              $          0       $          0       $          0       $ (7,118,356)      $  7,118,356
  Prepaids                            $    139,487       $    153,997       $    (14,510)      $    567,396       $   (427,909)
                                      ------------       ------------       ------------       ------------       ------------
    TOTAL CURRENT ASSETS              $  8,059,603       $  8,800,476       $   (740,872)      $ 11,580,374       $ (3,520,771)
                                      ------------       ------------       ------------       ------------       ------------

FIXED ASSETS
  Land                                $          0       $          0       $          0       $    391,631       $   (391,631)
  Building                            $          0       $          0       $          0       $ 11,481,862       $(11,481,862)
  Building Improvements               $          0       $          0       $          0       $    619,487       $   (619,487)
  Construction In Progress-Equip      $          0       $          0       $          0       $    142,500       $   (142,500)
  CIP-Tooling                         $          0       $          0       $          0       $    429,922       $   (429,922)
  Manufacturing Equipment             $          0       $          0       $          0       $ 12,562,243       $(12,562,243)
  Test Equip-Manufacturing            $          0       $          0       $          0       $  2,604,910       $ (2,604,910)
  Engineering Equipment               $          0       $          0       $          0       $  2,488,919       $ (2,488,919)
  Leased Equipment                    $          0       $          0       $          0       $  5,427,641       $ (5,427,641)
  Transportation Equip                $          0       $          0       $          0       $     42,612       $    (42,612)
  Office Furniture & Fixture          $          0       $          0       $          0       $  4,055,166       $ (4,055,166)
  Computer Equipment                  $          0       $          0       $          0       $  2,133,889       $ (2,133,889)
                                      ------------       ------------       ------------       ------------       ------------
                                      $          0       $          0       $          0       $ 42,380,782       $(42,380,782)
                                      ------------       ------------       ------------       ------------       ------------
  Accum Depreciation                  $          0       $          0       $          0       $(32,285,337)      $ 32,285,337
  Res-Loss on Fixed Assets            $          0       $          0       $          0       $   (267,965)      $    267,965
                                      ------------       ------------       ------------       ------------       ------------
                                      $          0       $          0       $          0       $  9,827,480       $ (9,827,480)
                                      ------------       ------------       ------------       ------------       ------------

OTHER ASSETS
  Deposits                            $          0       $          0       $          0       $      6,318       $     (6,318)
  __________                          $          0       $          0       $          0       $    445,612       $   (445,612)
  Goodwill                            $          0       $          0       $          0       $    770,900       $   (770,900)
                                      ------------       ------------       ------------       ------------       ------------
    TOTAL OTHER ASSETS                $          0       $          0       $          0       $  1,222,830       $ (1,222,830)
                                      ------------       ------------       ------------       ------------       ------------

                                      ------------       ------------       ------------       ------------       ------------
        TOTAL ASSETS                  $  8,059,603       $  8,800,476       $   (740,872)      $ 22,630,684       $(14,571,081)
                                      ============       ============       ============       ============       ============


                           CINCINNATI MICROWAVE, INC.
                                 BALANCE SHEET
                        PERIOD ENDING DECEMBER 31, 1997


                                                CURRENT             PRIOR                              PRIOR
                                                  MONTH             MONTH          VARIANCE           YEAR-END         VARIANCE

CURRENT LIABILITIES
  Accounts Payable                            $  9,923,564      $  9,923,564      $          0      $ 10,092,249      $   (168,685)
  Notes Current-Current                       $          0      $          0      $          0      $  1,250,000      $ (1,250,000)
  Paid in Advance Sales                       $          0      $          0      $          0      $     13,695      $    (13,695)
  Accrued Interest Payable                    $          0      $          0      $          0      $     44,513      $    (44,513)
  Current Lease Obligations                   $          0      $          0      $          0      $  2,076,020      $ (2,076,020)
  Unearned Revenue                            $          0      $          0      $          0      $    726,970      $   (726,970)
  Reserve For Insurance Claims                $          0      $          0      $          0      $          0      $          0
  Reserve For Returns & Allow                 $          0      $          0      $          0      $    207,865      $   (207,865)
  Reserve For Warranties                      $          0      $          0      $          0      $    550,836      $   (550,836)
  Reserve For credit Card Loss                $          0      $          0      $          0      $     15,000      $    (15,000)
  Accrued Payroll                             $  1,319,236      $  1,319,236      $          0      $  1,080,204      $    239,032
  Accrued Taxes                               $    739,525      $    729,958      $      9,567      $    639,666      $     99,859
  Accrued Income Taxes                        $     81,720      $     81,720      $          0      $     82,120      $       (400)
  Accrued Expenses-Other                      $  4,605,192      $  4,555,200      $     49,992      $  6,058,154      $ (1,452,962)
                                              ------------      ------------      ------------      ------------      ------------
  TOTAL CURRENT LIABILITIES                   $ 16,669,237      $ 16,609,678      $     59,559      $ 22,837,292      $ (6,168,055)
                                              ------------      ------------      ------------      ------------      ------------

  Note Payable - Noncurrent                   $          0      $          0      $          0      $  3,333,333      $ (3,333,333)
                                              ------------      ------------      ------------      ------------      ------------
       TOTAL LIABILITIES                      $ 16,669,237      $ 16,609,678      $     59,559      $ 26,170,625      $ (9,501,388)
                                              ------------      ------------      ------------      ------------      ------------

SHAREHOLDERS EQUITY
  Common Shares                               $  3,640,624      $  3,640,624      $          0      $  3,640,624      $          0
  Paid In Capital                             $ 23,545,252      $ 23,545,252      $          0      $ 23,545,252      $          0
  Retained Earnings                           $(19,547,495)     $(18,747,063)     $   (800,432)     $(14,477,802)     $ (5,069,693)
  Treasury Stock                              $(16,248,015)     $(16,248,015)     $          0      $(16,248,015)     $          0
                                              ------------      ------------      ------------      ------------      ------------
    TOTAL SHAREHOLDERS EQUITY                 $ (8,609,634)     $ (7,809,202)     $   (800,432)     $ (3,539,941)     $ (5,069,693)
                                              ------------      ------------      ------------      ------------      ------------
    TOTAL LIABILITIES & EQUITY                $  8,059,603      $  8,800,476      $   (740,873)     $ 22,630,684      $(14,571,081)
                                              ============      ============      ============      ============      ============